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                                                                  Exhibit 10.183

                         AGREEMENT OF PURCHASE AND SALE

                                     BETWEEN

        GATEWAY HUEBNER OAKS, INC. AND GATEWAY HILLSIDE, INC., AS SELLER,

                                       AND

                 INLAND REAL ESTATE ACQUISITIONS, INC., AS BUYER

                               HUEBNER OAKS CENTER

                               SAN ANTONIO, TEXAS

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                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
AGREEMENT OF PURCHASE AND SALE........................................................1

ARTICLE I    PURCHASE AND SALE OF PROPERTY............................................1

     Section 1.1   Sale...............................................................1
     Section 1.2   Purchase Price.....................................................2

ARTICLE II   CONDITIONS...............................................................3

     Section 2.1   Buyer's Conditions Precedent.......................................3
     Section 2.2   Contingency Period.................................................4

ARTICLE III  BUYER'S EXAMINATION......................................................5

     Section 3.1   Representations and Warranties and Covenants of Seller.............5
     Section 3.2   No Liability for Exception Matters.................................7
     Section 3.3   Survival of Seller's Representations and Warranties of Sale........7
     Section 3.4   Seller's Knowledge.................................................8
     Section 3.5   Representations and Warranties of Buyer............................8
     Section 3.6   Buyer's Independent Investigation..................................9
     Section 3.7   Release...........................................................10
     Section 3.8   Survival..........................................................11

ARTICLE IV   TITLE...................................................................11

     Section 4.1   Conditions of Title...............................................11
     Section 4.2   Evidence of Title.................................................13

ARTICLE V    RISK OF LOSS AND INSURANCE PROCEEDS.....................................13

     Section 5.1   Minor Loss........................................................13
     Section 5.2   Major Loss........................................................14

ARTICLE VI   BROKERS AND EXPENSES....................................................14

     Section 6.1   Brokers...........................................................14
     Section 6.2   Expenses..........................................................15

ARTICLE VII  LEASES AND OTHER AGREEMENTS.............................................15

     Section 7.1   Buyer's Approval of New Leases and Agreements Affecting the
             Property................................................................15
     Section 7.2   Tenant Improvement Costs, Leasing Commissions and
             Concessions.............................................................15

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                                TABLE OF CONTENTS
                                   (continued)

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
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
     Section 7.3   Tenant Notices....................................................16
     Section 7.4   Maintenance of Improvements and Operation of Property;
             Removal of Tangible Personal Property...................................16
     Section 7.5   Service Contracts.................................................16

ARTICLE VIII CLOSING AND ESCROW......................................................17

     Section 8.1   Escrow Instructions...............................................17
     Section 8.2   Closing...........................................................17
     Section 8.3   Deposit of Documents..............................................17
     Section 8.4   Estoppel Certificates.............................................18
     Section 8.5   Prorations........................................................19

ARTICLE IX   MISCELLANEOUS...........................................................22

     Section 9.1   Notices...........................................................22
     Section 9.2   Entire Agreement..................................................23
     Section 9.3   Entry and Indemnity...............................................23
     Section 9.4   Time..............................................................24
     Section 9.5   Attorneys' Fees...................................................24
     Section 9.6   Assignment........................................................24
     Section 9.7   Counterparts......................................................25
     Section 9.8   Governing Law.....................................................25
     Section 9.9   Confidentiality and Return of Documents...........................25
     Section 9.10  Interpretation of Agreement.......................................25
     Section 9.11  Limited Liability.................................................26
     Section 9.12  Amendments........................................................26
     Section 9.13  No Recording......................................................26
     Section 9.14  Drafts Not an Offer to Enter into a Legally Binding Contract......26
     Section 9.15  ERISA.............................................................26
     Section 9.16  No Partnership....................................................26
     Section 9.17  No Third Party Beneficiary........................................27
     Section 9.18  Intentionally Omitted.............................................27
     Section 9.19  Limitation on Liability...........................................27
     Section 9.20  Survival..........................................................27
     Section 9.21  Severability......................................................27
     Section 9.22  No Waiver.........................................................27
     Section 9.23  Construction......................................................28
     Section 9.24  Survival of Article IX............................................28

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                         AGREEMENT OF PURCHASE AND SALE

     This Agreement, dated as of the "EFFECTIVE DATE" (being defined as the date that the last of Buyer and Seller signed this Agreement as shown by the date set forth next to said party's signature below), is between Gateway Huebner Oaks, Inc. and Gateway Hillside, Inc. (collectively "SELLER"), and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("BUYER").

                                    ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

     SECTION 1.1    SALE.

     Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of Seller's right, title and interest in and to the following property (collectively, the "PROPERTY"):

             (a) REAL PROPERTY. That certain real property commonly known as Huebner Oaks Center and located in San Antonio, Texas as more particularly described in EXHIBIT A attached hereto and made a part hereof (the "LAND"), together with (1) all improvements located thereon (the "IMPROVEMENTS"), (2) all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights, and (3) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "REAL PROPERTY");

             (b) LEASES. All of the landlord's interest in and to all of the Leases (as defined in Section 2.1(b) below) of the Real Property, including Leases entered into after the date of this Agreement as permitted by this Agreement;

             (c) TANGIBLE PERSONAL PROPERTY. All of the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on and used exclusively in the operation, ownership or maintenance of the Real Property (collectively, the "TANGIBLE PERSONAL PROPERTY"), but specifically excluding from the Tangible Personal Property (1) any items of personal property owned by tenants of the Property, (2) any items of personal property in Seller's property management office, if any, located on the Real Property, (3) any items of personal property owned by third parties and leased to Seller, and (4) proprietary computer software, systems and equipment and related licenses used in connection with the operation or management of the Property, Seller will provide to Buyer any list which is in Seller's possession of such Tangible Personal Property within the Delivery Period as defined in Section 2.1 below; and

             (d) INTANGIBLE PERSONAL PROPERTY. To the extent assignable at no cost to Seller, all intangible personal property, if any, owned by Seller and related to the Real Property and the Improvements, including, without limitation: any trade names (including the name "Huebner Oaks Center") and trademarks associated with the Real Property and the Improvements (but specifically excluding the names "RREEF" and any derivatives thereof) any plans and specifications and other architectural and engineering drawings for the Improvements; any

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warranties; any Service Contracts (as defined in Section 2.1 (b) below) and other contract rights related to the Property (but only to the extent Seller's obligations thereunder are expressly assumed by Buyer pursuant to the Assignment of Leases as defined in Section 8.3(a)(3) below); and any governmental permits, approvals and licenses (including any pending applications) (collectively, the "INTANGIBLE PERSONAL PROPERTY").

     SECTION 1.2    PURCHASE PRICE.

             (a) The purchase price of the Property is Eighty Million Six Thousand One Hundred Fifty-three and no/100 Dollars ($80,006,153.00)(the "Purchase Price").

             (b)    The Purchase Price shall be paid as follows:

                    (1) Within two (2) business days after the Effective Date, Buyer shall deposit in escrow with Chicago Title Insurance Company, Division II, Attention Nancy Castro, Assistant Vice President, 171 North Clark Street, Chicago, Illinois 60601 (telephone: 312-223-2709; facsimile:
312-223-2108) ("Escrowee") cash or other immediately available funds in the amount of Three Million and no/100 Dollars ($3,000,000.00) (the "Deposit").

                    (2) Notwithstanding anything contained in this agreement to the contrary, upon the full execution of this Agreement, the sum of One Hundred Thousand and no/100 Dollars ($100,000.00) shall be non-refundable to Buyer (the "Non-refundable Deposit") subject only to Bayer's receipt and commercially reasonable approval of the following (collectively, the "Exceptions to Non-refundability of $100,000"): (i) Property engineering report (soils and structural); and (ii) survey and title; and (iii) environmental site assessment; and (iv) estoppels (as described by this Agreement). If Buyer terminates this Agreement prior to May 19, 2004 for any reason other than by reason of any one of the Exceptions to Non-refundability of $100,000, Escrowee shall at that time immediately: (a) release the Non-refundable Deposit to Seller, and (b) release the sum of Two Million Nine Hundred Thousand and no/100 Dollars ($2,900,000.00) to Buyer. If Buyer terminates this Agreement prior to May 19, 2004 by reason of any one of the Exceptions to Non-refundability of $100,000, Escrowee shall at that time immediately release the Deposit to Buyer.

                    (3) Notwithstanding anything contained in this agreement to the contrary, on May 19, 2004 the Non-refundable Deposit shall be increased to Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00). If Buyer terminates this Agreement between May 19, 2004 and the expiration of the Contingency Period for any reason other than by reason items (ii) and (iv) in
Section 1.2(b)(2) above, Escrowee shall at that time immediately: (a) release the Non-refundable Deposit to Seller, and (b) release the sum of Two Million Seven Hundred Fifty Thousand and no/100 Dollars ($2,750,000.00) to Buyer. If Buyer terminates this Agreement between May 19, 2004 and the expiration of the Contingency Period by reason of item (ii) or (iv) in Section 1.2(b)(2) above, Escrowee shall at that time immediately release the Deposit to Buyer.

     The Deposit shall be held in an interest bearing account and all interest thereon, less investment fees, if any, shall be the property of Buyer. If the sale of the Property as contemplated hereunder is consummated, then the Deposit shall be paid to Seller at the Closing (as defined below) and credited against the Purchase Price. IF THE SALE OF THE

                                        2
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PROPERTY IS NOT CONSUMMATED DUE TO SELLER'S DEFAULT HEREUNDER, THEN BUYER MAY
ELECT, AS BUYER'S SOLE AND EXCLUSIVE REMEDY, EITHER TO: (1) TERMINATE THIS AGREEMENT AND RECEIVE AN IMMEDIATE REFUND OF THE DEPOSIT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW, OR (2) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT (INCLUDING THE RIGHT TO SEEK REIMBURSEMENT OF REASONABLE ATTORNEY'S FEES AND COSTS OF SUIT). BUYER SHALL NOT HAVE ANY OTHER RIGHTS OR REMEDIES HEREUNDER AS A RESULT OF ANY DEFAULT BY SELLER PRIOR TO CLOSING, AND BUYER HEREBY WAIVES ANY OTHER SUCH REMEDY AS A RESULT OF A DEFAULT HEREUNDER BY SELLER. IF THE SALE IS NOT CONSUMMATED DUE TO DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S OBLIGATIONS UNDER SECTIONS 6.1, 9.3 AND 9.9.

INITIALS:               SELLER /s/ [ILLEGIBLE]       BUYER
                               ---------------             ---------------

                    (4) The balance of the Purchase Price (plus or minus the prorations pursuant to Section 8.5 hereof) shall be paid to Seller in cash or by wire transfer of other immediately available funds at the consummation of the purchase and sale contemplated hereunder with a closing to occur on June 7, 2004, subject to satisfaction of Buyer's due diligence investigations as herein described (the "CLOSING").

                                   ARTICLE II

                                   CONDITIONS

     SECTION 2.1    BUYER'S CONDITIONS PRECEDENT.

     Subject to the provisions of Section 9.3 hereof, Seller has provided and/or shall provide Buyer and its consultants and other agents and representatives with access to the Property to perform Buyer's inspections and review and determine the present condition of the Property. Seller has delivered under cover letters from Judy Boyd to Sharon Anderson-Cox dated April 27, 2004 and April 28, 2004 or made available to Buyer at Seller's offices or at the Real Property, or

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shall within the Delivery Period (as defined below) deliver or make available to
Buyer at Seller's offices or at the Real Property, copies of all Due Diligence Materials (as defined in Section 2.2 below) in Seller's possession, except as otherwise specifically provided herein. Notwithstanding anything to the contrary contained herein, the Due Diligence Materials shall expressly exclude (i) those portions of the Due Diligence Materials that would disclose Seller's cost of acquisition of the Real Property, or cost of construction of the Improvements and related soft costs, or any estimates of costs to repair, replace, remediate or maintain the Real Property, (ii) any reports, presentations, summaries and the like prepared for any of Seller's boards, committees, partners or investors in connection with its consideration of the acquisition of the Real Property, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof, (iv) Seller's internal memoranda, attorney-client privileged materials, internal appraisals, structural or physical inspection reports, and (v) any information which is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii), (iv) and (v) being collectively referred to as the "CONFIDENTIAL INFORMATION"). The "DELIVERY PERIOD" shall mean the period which ends five (5) days after the Effective Date. Buyer's obligation to purchase the Property is conditioned upon Buyer's review and approval of the following, within the applicable time periods described in Sections 2.2 and 4.1 hereof:

             (a)    Title to the Property and survey matters in accordance with
Article IV below.

             (b) The Due Diligence Materials, including, but not limited to, tenant leases, any guaranties thereof and any other occupancy agreements, and all amendments and modifications thereof (collectively, the "LEASES") affecting the Property, and of all contracts pertaining to the operation of the Property, including all management, leasing, service and maintenance agreements, and equipment leases (collectively, the "SERVICE CONTRACTS").

             (c)    The physical condition of the Property.

             (d) The zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

             (e) The tenant correspondence files, operating statements and books and records pertaining to the operation of the Property in each case for each of the three (3) most recent years during which the Property has been owned by Seller and for the current year (to the extent available), current real estate tax bills, any warranties, licenses, permits, certificates of occupancy, plans and specifications, and any current rent roll, current accounts receivable schedule and list of Tangible Personal Property in such form as Seller shall have in its possession for the Property, and other agreements or documents pertaining to the Property which will be binding on Buyer after Closing.

             (f)    Any other matters Buyer deems relevant to the Property.

     SECTION 2.2    CONTINGENCY PERIOD.

     Buyer shall have from the Effective Date until May 28, 2004 (such period being referred to herein as the "CONTINGENCY PERIOD") to review and approve the matters described in Sections

                                        4
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2.1(b)-(f) above in Buyer's sole discretion (title and survey review and approval shall be governed by the provisions of Section 4.1 below). If Buyer determines to proceed with the purchase of the Property, then Buyer shall, before the end of the Contingency Period, so notify Seller in writing, in which case Buyer shall be deemed to have approved all of the matters described in Sections 2.l(a)-(f) above (subject to the provisions of Section 4.1 below as to title and survey matters), including, without limitation, all documents, Service Contracts and other contracts, agreements, Leases, reports and other items and materials related to the Property prepared by or on behalf of Seller (collectively, the "DUE DILIGENCE MATERIALS"), and the Deposit shall become nonrefundable except as expressly provided herein. If before the end of the Contingency Period Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to terminate this Agreement, the Deposit shall immediately be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below.

                                   ARTICLE III

                               BUYER'S EXAMINATION

     SECTION 3.1    REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLER.

     Subject to the disclosures contained in SCHEDULE 1 attached hereto and made a part hereof (the "DISCLOSURE ITEMS"), matters contained in the Due Diligence Materials, and any matters of public record where the Property is located, Seller hereby makes the following representations and warranties with respect to the Property Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

             (a) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

             (b) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE") and any related regulations.

             (c) Subject to the provisions of Section 9.18 below, (i) this Agreement has been, and all documents executed by Seller which are to be delivered to Buyer at Closing will be, duly authorized, executed and delivered by Seller, and (ii) this Agreement does not and such other documents will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or, to the best of Seller's knowledge, the Property is subject.

             (d) To the best of Seller's knowledge, the only Leases in force for the Property are set forth in the rent roll attached hereto as EXHIBIT B and made a part hereof (or, if not attached, which Seller shall deliver to Buyer within the Delivery Period and which at that time will be attached hereto as EXHIBIT B and made a part hereof), and to the best of Seller's

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knowledge, Seller has received no written notice of any default by Seller with respect to such Leases which has not been cured.

             (e) To the best of Seller's knowledge, the only Service Contracts in effect for the Property are set forth in a list of Service Contracts attached hereto as EXHIBIT G and made a part hereof (or, if not attached, which Seller shall deliver to Buyer within the Delivery Period and which at that time will be attached hereto as EXHIBIT G and made a part hereof).

             (f) To the best of Seller's knowledge, there is no litigation or governmental proceeding (including, but not limited to any condemnation proceeding) pending or threatened with respect to the Property, or with respect to Seller which impairs Seller's ability to perform its obligations under this Agreement, except for any personal injury or property damage action for which there is adequate insurance coverage.

             (g) To the best of Seller's knowledge, Seller has received no written notice from any governmental authority of any violation of any law applicable to the Property (including, without limitation, any Environmental Law as defined in Section 3.6(a)(2) below) that has not been corrected.

             (h) To the best of Seller's knowledge, all of the Due Diligence Materials delivered or made available by Seller to Buyer in connection with the Property are complete copies of such items in Seller's possession which are used by Seller in the operation of the Property.

             (i) Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed, and, if so required to, is qualified to do business in the state in which the Real Property is located.

     Each of the representations and warranties of Seller contained in this
Section 3.1: (1) shall be true in all material respects as of the date of Closing, subject in each case to (A) any Exception Matters (as defined below),
(B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing; and (2) shall survive the Closing as provided in Section 3.3 below.

     Seller covenants and agrees to: (i) cooperate with Buyer's auditors (KPMG) in its post-closing audit of the operations of the Property (KPMG's form of audit letter has been approved by Seller); and (ii) attempt, to cause the roof warranty material provider to acknowledge the transfer of the Property roof warranty to Buyer, provided any costs associated with such transfer shall be paid by Buyer; and (iii) attempt to obtain a REA estoppel certificate from all parties to any reciprocal easement agreement, declaration, and/or association which benefits and/or burdens the Property. The completion of the items listed in clauses (ii) and (iii) in the immediately preceding sentence shall not be a condition of Buyer's obligation to close this transaction and Seller's failure to cause the roof warranty material provider to acknowledge the transfer of the Property roof warranty to Buyer or to obtain a REA estoppel certificate from all parties to any reciprocal easement agreement, declaration, and/or association which benefits and/or burdens the Property shall not be considered a default under this Agreement.

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     SECTION 3.2    NO LIABILITY FOR EXCEPTION MATTERS.

     As used herein, the term "EXCEPTION MATTER" shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is disclosed to Buyer in the Due Diligence Materials, the Disclosure Items, or otherwise, or is a matter of public record, or is otherwise discovered by Buyer before the Closing, including, without limitation, matters disclosed in any tenant estoppel certificate or from interviews with tenants, property managers or any other person. If Buyer first obtains knowledge of any material Exception Matter after the close of the Contingency Period and prior to Closing and such Exception Matter was not contained in the Due Diligence Materials, the Disclosure Items or is not a matter of public record, Buyer's sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller and Escrowee within the earlier of (a) five (5) days following Buyer's discovery of such Exception Matter or (b) the Closing, which ever occurs first, in which event the Deposit shall immediately be returned to Buyer, unless within five (5) days after receipt of such notice or by the Closing, as the case may be, Seller notifies Buyer in writing that it elects to attempt to cure or remedy such Exception Matter, in which event there shall be no return of the Deposit unless and until Seller is unable to so cure or remedy within the time period set forth below. Seller shall be entitled to extend the Closing Date (as defined in Section 8.2 below) for up to fifteen (15) business days in order to attempt to cure or remedy any Exception Matter. Buyer's failure to give notice within five
(5) days after it has obtained knowledge of a material Exception Matter shall be deemed a waiver by Buyer of such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, even if Seller has notified Buyer of Seller's election to attempt to cure or remedy any Exception Matter (except as specifically provided in Section 4.1(c) hereof), and, subject to Buyer's right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. Upon any termination of this Agreement, neither party shall have any further rights nor obligations hereunder, except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any Other Documents (as defined in Section 9.19 below). For the purposes of this section 3.2, "Buyer's knowledge" shall be defined as the actual knowledge of Mark Youngman after review of the Due Diligence Materials, the Disclosure Items, matter of public record, and matters disclosed; (i) in any tenant estoppel certificate, (ii) in any third party reports ordered by Buyer or its agents, or (iii) from interviews conducted by Buyer or its agents with tenants, property managers or any other person.

     SECTION 3.3    SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES OF SALE.

     The representations and warranties of Seller contained herein or in any Seller estoppel delivered pursuant to Section 8.4 below or in any Other Documents shall survive for a period of six (6) months after the Closing. Any claim which Buyer may have against Seller for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to Seller within such six (6) month period shall not be valid or effective, and Seller shall have no liability with respect thereto.

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     SECTION 3.4    SELLER'S KNOWLEDGE.

     For purposes of this Agreement and any document delivered at Closing, whenever the phrase "TO THE BEST OF SELLER'S KNOWLEDGE" or the "KNOWLEDGE" of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of Peter F. Feinberg and LaRee Stein, at the times indicated only, and not any implied, imputed or constructive knowledge of such individual(s) or of Seller or any Seller Related Parties (as defined in Section 3.7 below), and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Due Diligence Materials. Furthermore, it is understood and agreed that such individual(s) shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

     SECTION 3.5    REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller as follows:

             (a) This Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

             (b) Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

             (c) Buyer has been duly organized, is validly existing and is in good standing in the state in which it was formed, and, if required to do so, is qualified to do business in the state in which the Real Property is located. This Agreement has been, and all documents executed by Buyer which are to be delivered to Seller at Closing will be, duly authorized, executed and delivered by Buyer.

             (d) Buyer is purchasing the Property as investment rental property, and not for Buyer's own operations or use.

             (e) Buyer is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of
Section 4975(e)(1) of the Code, which is subject to ERISA or Section 4975 of the Code and which is an investor in Seller.

             (f) Other than Seller's Broker (as defined in Section 6.1 below), Buyer has had no contact with any broker or finder with respect to the Property.

     Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing.

     SECTION 3.6    BUYER'S INDEPENDENT INVESTIGATION.

             (a) By Buyer electing to proceed under Section 2.2, Buyer will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                    (1) All matters relating to title and survey, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                    (2) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the foundation, roof, paving, parking facilities, utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer (subject to the provisions of Section 9.3 hereof) at Buyer's sole expense. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean inflammable explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any other applicable federal, state or local laws (collectively, "ENVIRONMENTAL LAWS").

                    (3) Any easements and/or access rights affecting the Property.

                    (4) The Leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                    (5) The Service Contracts and any other documents or agreements of significance affecting the Property.

                    (6) All other matters of material significance affecting the Property, including, but not limited to, the Due Diligence Materials.

             (b) Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of

Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only,
(b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report and (d) the failure to deliver any report as to the environmental or other condition of the Property, including any proposal for work at the Property which was not performed by Seller, shall not be actionable by Buyer under this Agreement or otherwise.

             (c) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE AND ELSEWHERE IN THIS AGREEMENT, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity,
(vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the Leases, Service Contracts, or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to Buyer for the Property, (xi) the value, economics of the operation or income potential of the Property, or (x) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property.

     SECTION 3.7    RELEASE.

             (a) Without limiting the above, and subject to the representations and warranties of Seller contained in Section 3.1 hereof, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment advisor, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "SELLER RELATED PARTIES"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys' fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, any Environmental Law and any other federal, state or local law.

     SECTION 3.8    SURVIVAL.

     The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions and in Sections 9.11 and 9.19 hereof.

                                   ARTICLE IV

                                      TITLE

     SECTION 4.1    CONDITIONS OF TITLE.

             (a) Upon execution of this Agreement, Seller shall order an updated preliminary title report or commitment (the "TITLE REPORT") from Heritage Title Company (the "TITLE COMPANY"), which shall be delivered to Buyer, together with copies of all underlying documents relating to title exceptions referred to therein, promptly upon Seller's receipt thereof. Seller shall also furnish to Buyer within 2-days of the Effective Date the existing survey of the Property in Seller's possession. Buyer shall immediately thereafter order any plat or survey of the Property or any update thereto from a duly licensed surveyor (the "SURVEY") if desired by Buyer or if necessary to support the issuance of the Title Policy (as defined in Section 4.2 below). Buyer shall provide to Seller a copy of the Survey, which shall be certified to the Title Company, Buyer and Seller. Buyer shall pay the entire cost of the Survey for all Survey work performed from and after the Effective Date. If Closing does not occur, Buyer shall, if Seller so requests, assign to Seller all contract rights Buyer has with the surveyor and in such event Seller shall reimburse Buyer for the cost of the Survey.

             (b) Within ten (10) business days prior to the last day of the Contingency Period (the "TITLE REVIEW DATE"), or five (5) business days after Buyer's receipt of the Title Report and Survey, which ever occurs first, Buyer shall furnish Seller with a written statement of objections, if any, to the title to the Property, including, without limitation, any objections to any matter shown on the Survey (collectively, "OBJECTIONS"). In the event the Title Company amends or updates the Title Report after the Title Review Date (each, a "TITLE REPORT UPDATE"), Buyer shall furnish Seller with a written statement of Objections to any matter first raised in a Title Report Update within three (3) business days after its receipt of such Title Report Update

(each, a "TITLE UPDATE REVIEW PERIOD"). Should Buyer fail to notify Seller in writing of any Objections in the Title Report prior to the Title Review Date, or to any matter first disclosed in a Title Report Update prior to the Title Update Review Period, as applicable, Buyer shall be deemed to have approved such matters which shall be considered to be "CONDITIONS OF TITLE" as defined in
Section 4.1(e) below.

             (c)    If Seller receives a timely Objection in accordance with
Section 4.1(b) ("BUYER'S NOTICE"), Seller shall have the right, but not the obligation, within five (5) business days after receipt of Buyer's Notice ("SELLER'S RESPONSE PERIOD"), to elect to attempt to cure any such matter upon written notice to Buyer ("SELLER'S RESPONSE"), and may extend the Closing Date for up to fifteen (15) business days to allow such cure. If Seller does not give any Seller's Response, Seller shall be deemed to have elected not to attempt to cure any such matters. Notwithstanding the foregoing, Seller shall in any event be obligated to cure all matters or items (i) that are mortgage or deed of trust liens or security interests against the Property, in each case granted by Seller (and not tenants of the Property or other third parties), (ii) real estate tax liens, other than liens for taxes and assessments not yet delinquent and (iii) that have been voluntarily placed against the Property by Seller (and not tenants of the Property or other third parties) after the date of this Agreement and that are not otherwise permitted pursuant to the provisions hereof. Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of such liens, and may cure any Objection by causing the Title Company to insure against collection of the same out of the Property.

             (d) If Seller elects (or is deemed to have elected) not to attempt to cure any Objections raised in any Buyer's Notice timely delivered by Buyer to Seller pursuant to Section 4.1(b), or if Seller notifies Buyer that it elects to attempt to cure any such Objection but then does not for any reason effect such cure on or before the Closing Date as it may be extended hereunder, then Buyer, as its sole and exclusive remedy, shall have the option of terminating this Agreement by delivering written notice thereof to Seller within three (3) business days after (as applicable) (i) its receipt of Seller's Response stating that Seller will not attempt to cure any such Objection or (ii) the expiration of Seller's Response Period if Seller does not deliver a Seller's Response or (iii) Seller's failure to cure by the Closing Date (as it may be extended hereunder) any Objection which Seller has previously elected to attempt to cure pursuant to a Seller's Response. In the event of such a termination, the Deposit shall immediately be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If no such termination notice is timely received by Seller hereunder, Buyer shall be deemed to have waived all such Objections in which event those Objections shall become "CONDITIONS OF TITLE" under Section 4.1 (e). If the Closing is not consummated for any reason other than Seller's default hereunder, Buyer shall be responsible for any title or escrow cancellation charges.

             (e) At the Closing, Seller shall convey title to the Property to Buyer by deed in the form of EXHIBIT C attached hereto (the "DEED") subject to no exceptions other than:

             (i)    Interests of tenants in possession under the Leases;

             (ii)   Matters created by, or with the written consent of, Buyer;

             (iii)  Non-delinquent liens for real estate taxes and assessments;
                    and

             (iv) Any exceptions disclosed by the Title Report and any Title Report Update which is approved or deemed approved by Buyer in accordance with this Article IV above, and any exceptions to title disclosed by the public records or which would be disclosed by an inspection and/or survey of the Property.

     All of the foregoing exceptions shall be referred to collectively as the "CONDITIONS OF TITLE." Subject to the terms and conditions contained elsewhere in this Agreement, by acceptance of the Deed and the Closing of the purchase and sale of the Property, (x) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, and (y) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

     SECTION 4.2    EVIDENCE OF TITLE.

     Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner's ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the "TITLE POLICY"). The Title Policy may contain such endorsements as reasonably required by Buyer provided that the issuance of such endorsements shall not be a condition to Buyer's obligations hereunder. Buyer shall pay the costs for all such endorsements, including, without limitation, all costs for so-called "extended coverage" and/or a survey deletion endorsement and Seller shall pay for the issuance of the TLTA Policy of Title Insurance in favor of Buyer. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Buyer to support the issuance of the Title Policy or any such endorsements other than an affidavit as to the existing tenants of the Property and any ongoing construction work at the Property and a GAP undertaking.

                                    ARTICLE V

                       RISK OF LOSS AND INSURANCE PROCEEDS

     SECTION 5.1    MINOR LOSS.

     Buyer shall be bound to purchase the Property for the full Purchase price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed Four Million Dollars ($4,000,000) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or in the case of a condemnation, the diminution in the value of the remaining Property as a result of a partial condemnation is not material (as hereinafter defined) and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards and the restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent.

     SECTION 5.2    MAJOR LOSS.

     If the cost to repair the damage or destruction as specified above exceeds Four Million Dollars ($4,000,000) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or the diminution in the value of the remaining Property as a result of a condemnation is material (as hereinafter defined), then Buyer may, at its option to be exercised within five
(5) days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement by delivering written notice thereof to Seller or fails to give Seller notice within such five (5) day period that Buyer will proceed with the purchase, then this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards or to restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent. A condemnation shall be deemed material if any portion of any net rentable area of the Improvements, or any parking is taken which would cause the Property to be in violation of any existing laws or regulations, including but not limited to, zoning regulations, or the existing access to the Property is materially and adversely affected, permanently.

                                   ARTICLE VI

                              BROKERS AND EXPENSES

     SECTION 6.1    BROKERS.

     The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Holliday Fenoglio Fowler, L.P. ("SELLER'S BROKER"). At Closing, Seller shall pay the commission due, if any, to Seller's Broker, which shall be paid pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the "INDEMNIFIED PARTY") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

     SECTION 6.2    EXPENSES.

     Except as expressly provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

                           LEASES AND OTHER AGREEMENTS

     SECTION 7.1 BUYER'S APPROVAL OF NEW LEASES AND AGREEMENTS AFFECTING THE PROPERTY.

     Between the Effective Date and the Closing, Seller shall continue to lease the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property provided that after the expiration of the Contingency Period Seller shall not enter into any new Lease or other agreement affecting the Property, or modify or terminate any existing Lease or other agreement affecting the Property, which will be binding on the Property after Closing, except as permitted or required under any Lease and except for agreements which are terminable on no more than sixty (60) days' notice without payment of any penalty or fee or other cost to Seller, without first obtaining Buyer's approval of the proposed action, which approval will not be unreasonably withheld, conditioned or delayed. In such case, Buyer shall specify in detail the reasons for its disapproval of any such proposed action. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action requiring its approval under this Section 7.1 within three (3) business days after Seller notifies Buyer in writing of Seller's desire to take such action, then Buyer shall be deemed to have given its approval. Any new Lease or other agreement or amendment shall be on Seller's standard forms for such documents. Buyer agrees to cooperate with Seller in enabling Seller to complete any such proposed transaction requiring Buyer's approval.

     SECTION 7.2    TENANT IMPROVEMENT COSTS, LEASING COMMISSIONS AND
CONCESSIONS.

     With respect to any new Lease or Lease modification entered into by Seller after April 12, 2004 and the Closing Date, and with respect to any renewal or extension of any Lease, whether through the exercise of an option or otherwise, occurring between such date and the Closing Date, all tenant improvement work, leasing commissions, legal fees, or other expenses or grants of any free rent period or other concessions shall be prorated over the term of the lease, renewal or extension, based on the economic benefit to the parties hereto occurring before or after the Closing (with respect to any new Lease or Lease modification entered into by Seller after April 12, 2004 for which Buyer has not given its approval or been deemed to have given its approval pursuant to Section 7.1 above, expenses subject to proration shall be subject to the following caps; all tenant improvement work at $10.00 per square foot, leasing commissions at $3.00 per square foot and legal fees at $1,500.00 per transaction). Seller's share of such costs shall be based on the portion of economic benefit of the lease term, renewal or extension, as the case may be, occurring prior to Closing, which amount shall be a credit against the Purchase Price, and Buyer shall be responsible for the remainder of such costs. Buyer shall reimburse Seller for all such costs incurred by Seller to the extent Buyer is obligated therefor pursuant to the provisions hereof. Pursuant to the Assignment of Leases Buyer shall assume any then outstanding obligations with respect to such tenant improvements, leasing commissions and concessions for any Lease signed after April 12, 2004; Seller hereby agreeing to be responsible for payment of tenant improvement allowances, leasing commissions and concessions due and owing for any Lease signed on and prior to April 12, 2004. The provisions of this Section shall survive the Closing.

     SECTION 7.3    TENANT NOTICES.

     At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer shall be responsible for all of the tenant's security deposit. The form of the notice shall be otherwise reasonably acceptable to the parties. Buyer covenants to deliver said notices to each tenant as soon as reasonably possible after Closing. This provision shall expressly survive Closing.

     SECTION 7.4 MAINTENANCE OF IMPROVEMENTS AND OPERATION OF PROPERTY; REMOVAL OF TANGIBLE PERSONAL PROPERTY.

     Seller agrees to keep its customary property insurance covering the Property in effect until the Closing (provided, however, that the terms of any such coverage maintained in blanket form may be modified as Seller deems necessary). Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear, casualty and condemnation excepted), and shall operate and manage the Property in a manner consistent with Seller's practices in effect prior to the Effective Date, provided that Seller shall in no event be obligated to make any capital expenditures or repairs. Seller shall not remove any Tangible Personal Property, except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

     SECTION 7.5    SERVICE CONTRACTS.

     Within three (3) business days prior to the expiration of the Contingency Period, Buyer will advise Seller in writing which Service Contracts Buyer will assume and which Service Contracts Buyer requests be terminated at Closing (and Buyer's failure to so advise Seller in writing shall be deemed to constitute Buyer's election to assume all such Service Contracts), provided Seller shall have no obligation to terminate, and Buyer shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee or other cost to Seller. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed and Buyer shall be responsible for any charges applicable to periods commencing with the Closing. Notwithstanding the foregoing, Seller shall terminate, as of the Closing Date, all existing management and leasing agreements with respect to the Property.

                                  ARTICLE VIII

                               CLOSING AND ESCROW

     SECTION 8.1    ESCROW INSTRUCTIONS.

     Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Escrowee (in regard to administration of the Deposit) and also with the Title Company, and this instrument shall serve as the instructions to the Escrowee as the escrow holder, and the Title Company for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable Escrowee and the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

     SECTION 8.2    CLOSING.

     The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made on June 7, 2004, and before 11:00 a.m. local time, or such other earlier date and time as Buyer and Seller may mutually agree upon in writing (the "CLOSING DATE"). The Closing shall be held at the offices of the Title Company or as otherwise mutually agreed on by the parties. Except as expressly provided herein, such date and time may not be extended without the prior written approval of both Seller and Buyer. In no event shall Buyer be required to close this transaction between June 8, 2004 and June 19, 2004.

     SECTION 8.3    DEPOSIT OF DOCUMENTS.

             (a) At or before the Closing, Seller shall deposit into escrow the following items:

                    (1) the duly executed and acknowledged Deed in the form attached hereto as EXHIBIT C conveying the Real Property to Buyer subject to the Conditions of Title;

                    (2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as EXHIBIT D (the "BILL OF SALE");

                    (3) four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts, Warranties and Other Intangible Property in the form attached hereto as EXHIBIT E pursuant to the terms of which Buyer shall assume all of Seller's obligations under the Leases, Service Contracts, and other documents and agreements affecting the Property (the "ASSIGNMENT OF LEASES");

                    (4) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code; and

             (b) At or before Closing, Buyer shall deposit into escrow the following items:

                    (1) immediately available funds necessary to close this transaction, including, without limitation, the Purchase Price (less the Deposit and interest thereon net of investment fees, if any) and funds sufficient to pay Buyer's closing costs and share of prorations hereunder;

                    (2) four (4) duly executed counterparts of the Bill of Sale; and

                    (3) four (4) duly executed counterparts of the Assignment of Leases.

             (c) Seller and Buyer shall each execute and deposit a closing statement, such transfer tax declarations and such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Buyer hereby designate Title Company as the "REPORTING PERSON" for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

             (d) Within five (5) business days after the Closing Date, Seller shall deliver or make available at the Property to Buyer: originals of the Leases to the extent in Seller's possession, or copies of any Leases not in Seller's possession together with an affidavit from Seller as to such copies being true and complete copies of the applicable Lease(s), copies of the tenant correspondence files (for the three (3) most recent years of Seller's ownership of the Property only and the current year), and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Sections 2.1(b) or (e) above, to the extent in Seller's possession, except for Seller's general ledger and other internal books or records which shall be retained by Seller. Seller shall deliver possession of the Property to Buyer as required hereunder and shall deliver to Buyer or make available at the Property a set of keys to the Property on the Closing Date.

     SECTION 8.4    ESTOPPEL CERTIFICATES.

             (a) If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use commercially reasonable efforts to obtain estoppel certificates from each tenant of the Property substantially in the form attached hereto as EXHIBIT F or, if a tenant's lease requires a different form, in the form required by the tenant's lease, or as otherwise provided in this paragraph below. It shall be a condition to Buyer's obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain an estoppel certificate substantially in such form from tenants occupying at least eighty-five percent (85%) of the area of the Property actually rented to tenants (collectively, the "ESTOPPEL THRESHOLD"). All estoppel certificates shall be dated no earlier than the Effective Date. An estoppel certificate, even though not in the required estoppel form, will be deemed reasonably acceptable to Buyer if it (i) contains the following information: confirming rent, reimbursements, security deposit, and termination date; that no rent has been paid more than one month in advance; that the Lease is in full force and effect and that a true and correct copy of the Lease with all amendments and modifications is attached; and that all work to be performed by landlord has been performed and that the tenant has no knowledge of any landlord default, and that all tenant improvement allowances (if any) have been paid, (ii) is on the form required by the Lease, or (iii) is on the standard form of a tenant which customarily issues its own form. Whether or not Seller is able to satisfy the Estoppel Threshold, Seller shall deliver estoppel certificates to Buyer containing the information set forth in clause (i) above executed by Seller covering such leases as are sufficient, when aggregated with the tenant estoppel certificates previously delivered, to satisfy 100% tenant estoppel delivery, provided that Buyer shall not be obligated to accept Seller estoppel certificates that collectively cover in excess of twenty percent (20%) of the area of the Property actually rented to tenants. Seller's representations and warranties in any Seller estoppel certificates will survive the Closing, subject to the limitations contained in Sections 3.2, 3.3, 3.4, 9.11 and 9.19 hereof. In the event that Buyer receives an estoppel certificate from a tenant complying with the requirements of this Section 8.4 and for which Seller previously delivered its estoppel certificate, Seller shall be automatically released from any liability or obligation under its estoppel certificate.

             (b) If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under Section 8.4(a), or if the certificates received or substituted Seller estoppels contain material information or omissions unacceptable to Buyer in its reasonable discretion and Buyer objects thereto by written notice to Seller within two (2) business days after receipt by Buyer of the objectionable estoppel, but in any event on or before the Closing Date, then Seller will not be in default by reason thereof, and Seller may elect to extend the Closing Date by up to thirty (30) days in order to satisfy the requirement. If Seller still cannot satisfy the requirement at the end of such extended period, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive an immediate refund of the Deposit or waive said condition. If Buyer so elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3 and 9.9 below. If no such notice is delivered by Buyer, Buyer shall be deemed to have waived such condition.

     SECTION 8.5    PRORATIONS.

             (a) Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable by tenants under Leases, all as and when actually collected (excepting therefrom rents and reimbursements for month in which Closing occurs which shall be credited to Buyer at Closing for the period beginning on the Closing Date through the end of the month in which Closing occurs); real property taxes and assessments; water, sewer and utility charges; amounts payable under any Service Contracts or other agreements or documents; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, expenses prepaid by Seller and expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the prepaid or unamortized portion thereof), shall all be prorated as of 11:59 p.m. on the day immediately prior to Closing (i.e., Buyer is entitled to the income and responsible for the expenses of the day of Closing), on the basis of a 365-day year. Buyer shall reimburse Seller for the tenant improvement costs, leasing commissions, legal fees and other expenses, and free rent and other concessions, as provided in Section 7.2.

     All rents collected after the Closing shall be applied and paid as provided in this Section 8.5(a). If a tenant shall specifically designate a payment as being attributable to, or if it is readily ascertainable that a payment received from a tenant is attributable to a specific period of time or for a specific purpose, including, without limitation, for operating expenses or real estate tax payments which were not paid or were underpaid by such tenant or for reimbursement for work performed by Seller on the tenant's premises, such payment shall be so applied. If there is no such designation or if not so readily ascertainable, any payment received from a tenant after Closing shall be deemed a payment of rent due after the Closing until the tenant is current on rents and sums due under the applicable Lease on or after the Closing, and then such payments shall be paid to Seller to the extent of any rent or other sums owing to Seller for periods prior to Closing and for periods after Closing for which Buyer received a credit at closing. Seller shall not receive a credit at Closing for any past due rent, or reimbursements, or other charges due and owing to Seller from any tenant. Buyer shall use reasonable efforts to collect such rents and other sums owing to Seller. Seller retains the right to collect any such rents and other sums from tenants after Closing; provided, however, that Seller shall have no right to cause any such tenant to be evicted or to exercise any other landlord remedy against such tenant other than to sue for collection.

     Reconciliations of taxes, insurance charges and other expenses owed by tenants under Leases for the calendar year (or fiscal year if different from the calendar year) in which the Closing occurs shall be prepared by Buyer with the cooperation of Seller within 90 days following the end of such year in accordance with the requirements set forth in the Leases and as provided in this
Section 8.5(a). For those Leases in which tenants pay a proportionate share of taxes, insurance charges or other expenses over a base year amount or expense stop, the proration between the parties of the income received from tenants over such base year amount or expense stop shall be calculated based on the total amount of such expenses for the Property incurred by both Seller and Buyer for the entire calendar (or, if applicable, fiscal) year, rather than on the amount of such expenses actually incurred by each party for such year, in order to enable the parties to determine if the base year amount or expense stop for such year is exceeded. Such income as so calculated shall be prorated between the parties based on the number of days each party owned the Property during such year and otherwise in accordance with this Section 8.5(a). By way of illustration but without limiting the foregoing, if: (i) the Closing occurs on June 1, 2002, (ii) during Seller's period of ownership of the Property during the year 2002 (151 days), Seller incurred expenses of $450,000, (iii) during Buyer's period of ownership of the Property during the year 2002 (214 days), Buyer incurred expenses of $500,000, (iv) total expenses for such year recovered from tenants under Leases is $400,000 (e.g., $950,000 total expenses minus a total base year amount of $550,000), then Seller would be entitled to $165,479.45 of such income ($400,000/365 days = $1,095.89 per diem multiplied by 151 days) and Buyer would be entitled to $234,520.55 of such income ($1,095.89 per diem multiplied by 214 days), regardless of the actual amount of expenses actually incurred by each party (which would have instead resulted in Seller receiving $189,473.68 of such income and Buyer receiving $210,526.32 of such income). For Leases which do not have a base year amount or expense stop, the proration between the parties of income received from tenants from reconciliations of expenses under the Leases shall be calculated based on the expenses actually incurred by each party for such year and each party's period of ownership of the Property, and otherwise in accordance with this Section 8.5(a).

     The amount of any cash security deposits held by Seller under Leases, as shown on Exhibit B, shall be credited against the Purchase Price (and Seller shall be entitled to retain such cash security deposits). Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property. Buyer shall cause all utilities to be transferred into Buyer's name and account at the time of Closing.

     Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date or in the case of rents or other charges received from tenants, such amount have not been collected, then the same shall be calculated as soon as reasonably practicable after the Closing Date or the date such amounts have been collected, and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall pay said sum to the other party within thirty (30) days thereafter. Any amounts not paid within such thirty (30) day period shall bear interest from the date actually received by the payor until paid at the greater of (i) the rate of ten percent (10%) per annum or (ii) the prime rate (or base rate) reported from time to time in the "Money Rates" column or section of THE WALL STREET JOURNAL as being the base rate on corporate loans at larger United States money center commercial banks plus two (2) percent. Upon request of either party, the parties shall provide a detailed and accurate written statement signed by such party certifying as to the payments received by such party from tenants from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice.

             (b) All title charges for endorsements, including, without limitation, all charges for so-called "extended coverage" and/or a survey deletion endorsement and reinsurance charges (if any), survey costs, escrow or closing fees, sale and transfer taxes, recording fees or taxes, documentary taxes and similar taxes and fees imposed upon the transfer of the Property by applicable law shall be paid by Buyer at Closing. Seller shall pay for the issuance of the TLTA Policy of Title Insurance in favor of Buyer at Closing. Any escrow fees shall be split equally between Seller and Buyer. The parties will execute and deliver any required transfer or other similar tax declarations to the appropriate governmental entity at Closing.

             (c) Any percentage rent for the rental periods including Closing shall be prorated upon receipt, based upon the tenant's sales for the portion of the lease year allocable to Seller's and Buyer's respective ownership of the Property. Buyer shall promptly deliver to Seller copies of all percentage rent statements or notices received by Buyer from tenants of the Property and shall, within fifteen (15) days of receipt of payments of percentage rent from tenants, deliver to Seller the portion of such percentage rent which is allocated to Seller hereunder. Funds not paid within such fifteen (15) day period shall bear interest at the rate provided in Section 8.5(a) above.

             (d) The provisions of this Section 8.5 shall survive the Closing.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1    NOTICES.

     Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, or (b) by certified mail, postage prepaid, return receipt requested, or (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next business day delivery and provides a receipt, and such notices shall be addressed as follows:

     To Buyer:           Inland Real Estate Acquisitions, Inc.
                         2901 Butterfield Road
                         Oak Brook, Illinois 60523
                         Attention: Mark Youngman
                         Phone No.: 630-218-8000
                         Fax No.: 630-218-935

     with a copy to:     The Inland Real Estate Group, Inc.
                         Attention: Robert Baum, General Counsel
                         2901 Butterfield Road
                         Oak Brook, Illinois 60523
                         Phone No.: 630-218-8000
                         Fax No.: 630-218-4900 and 630-571-2360


     To Seller:          Gateway Huebner Oaks, Inc. and Gateway Hillside, Inc.
                         c/o RREEF America L.L.C.
                         280 Park Avenue, 40th Floor
                         New York, NY 10017
                         Attention: Peter F. Feinberg
                         Phone No.: 212-454-6525
                         Fax No.: 212-454-6616

     with a copy to:     Seyfarth Shaw LLP
                         55 East Monroe Street, Suite 4200
                         Chicago, Illinois 60603
                         Attention: Joel D. Rubin
                         Phone No.: 312-781-8600
                         Fax No.: 312-269-8869

or to such other address as either party may from time to time specify in writing to the other party. Any notice or other communication sent as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered in, person; (b) on the date mailed if sent by certified mail, postage prepaid, return receipt requested or by a commercial overnight courier; or (c) on the date of transmission, if sent by facsimile with confirmation of receipt. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or
(c) on the date of transmission, if sent by facsimile. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing. Any notice sent by the attorney representing a party, shall qualify as notice under this Agreement.

     SECTION 9.2    ENTIRE AGREEMENT.

     This Agreement, together with the Exhibits and schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits and schedules hereto.

     SECTION 9.3    ENTRY AND INDEMNITY.

     In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith (a) during normal business hours, (b) so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants, (c) in compliance with all applicable laws, and (d) otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, including but not limited to any borings, drillings or samplings, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope and methodology of the testing. Seller shall approve or disapprove, in Seller's sole discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Buyer shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. Notwithstanding anything to the contrary contained herein, Buyer shall not contact any governmental authority or any tenant without first obtaining the prior written consent of Seller thereto in Seller's sole discretion, and Seller, at Seller's election, shall be entitled to have a representative participate in any telephone or other contact made by Buyer to a governmental authority or tenant and present at any meeting by Buyer with a governmental authority or tenant. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, court costs and reasonable attorneys' fees and disbursements) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including, without limitation, any release of Hazardous Materials or any damage to the Property; provided that Buyer shall not be liable to Seller solely as a result of the discovery by Buyer of a pre-existing condition on the Property to the extent the activities of Buyer, its agents, representatives, employees, contractors or consultants do not exacerbate the condition. The provisions of this Section 9.3 shall be in addition to any access or indemnity agreement previously executed by Buyer in connection with the Property; provided that in the event of any inconsistency between this Section 9.3 and such other agreement, the provisions of this Section 9.3 shall govern. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement. Buyer's right of entry, as provided in this Section 9.3, shall continue up through the date of Closing.

     SECTION 9.4    TIME.

     Time is of the essence in the performance of each of the parties' respective obligations contained herein. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     SECTION 9.5    ATTORNEYS' FEES.

     If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, whether prior to or after Closing, or if any party defaults in payment of its post-Closing financial obligations under this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements.

     SECTION 9.6    ASSIGNMENT.

     Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of Seller in Seller's sole discretion. Notwithstanding the foregoing, Buyer shall have the right, without the necessity of obtaining Seller's consent but with prior written notice to Seller, to assign its right, title and interest in and to this Agreement to a separate account, or an entity owned by a separate account, of Buyer at any time before the Closing Date. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Without limiting and notwithstanding the above, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representation and warranty contained in subsection 3.5(e) above, and in connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument acceptable to Seller and delivered to Seller prior to the effective date of the assignment said representation and warranty as applied to the assignee and that all other terms and conditions of this Agreement shall apply to such assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     SECTION 9.7    COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 9.8    GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.

     SECTION 9.9    CONFIDENTIALITY AND RETURN OF DOCUMENTS.

     Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. Except as may be required by law, Buyer will not divulge any such information to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Buyer shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Buyer to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree (in writing for any third party engineers, environmental auditors or other consultants) to keep such information confidential. If Buyer acquires the Property from Seller, Seller shall have the right, subsequent to the Closing of such acquisition, to publicize the transaction (other than the parties to or the specific economics of the transaction) in whatever manner it deems appropriate; provided that any press release or other public disclosure regarding this Agreement or the transactions contemplated herein, and the wording of same, must be approved in advance by both parties. Nothing contained herein shall prevent Seller from making any disclosure(s) required by applicable law. The provisions of this paragraph shall survive the Closing or any termination of this Agreement. In the event the transaction contemplated by this Agreement does not close as provided herein, upon the request of Seller, Buyer shall promptly return to Seller all Due Diligence Materials and other documents and copies obtained by Buyer in connection with the purchase of the Property hereunder.

     SECTION 9.10   INTERPRETATION OF AGREEMENT.

     The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "PERSON" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

     SECTION 9.11   LIMITED LIABILITY.

     The obligations of Seller under this Agreement and under all of the Other Documents are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

     SECTION 9.12   AMENDMENTS.

     This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

     SECTION 9.13   NO RECORDING.

     Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

     SECTION 9.14   DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING
CONTRACT.

     The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement.

     SECTION 9.15   ERISA.

     Without limiting Buyer's representation and warranty in Section 3.5(e) above, within ten (10) days after the Effective Date, Buyer shall furnish to Seller all information regarding Buyer, its affiliates and the shareholders, members, investors or partners of each of them and any permitted assignees of Buyer hereunder (collectively, the "BUYER RELATED PARTIES") as Seller requests in order to enable Seller to determine to Seller's sole satisfaction that Buyer's representation and warranty contained in Section 3.5(e) of this Agreement is true and correct. Buyer represents and warrants and covenants to Seller that there will not be any change in any such information regarding Buyer or the Buyer Related Parties prior to or on the Closing. In the event any such information or change in Seller's reasonable judgment makes this transaction a sale to a party-in-interest, Seller may terminate this Agreement without liability on the part of Seller or Buyer (provided such change did not occur as a result of a default by Buyer), other than Buyer's indemnity contained in
Section 9.3 hereof and the obligations of Buyer contained in Sections 6.1 and
9.9 hereof, and the Deposit will be returned to Buyer.

     SECTION 9.16   NO PARTNERSHIP.

     The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

     SECTION 9.17   NO THIRD PARTY BENEFICIARY.

     The provisions of this Agreement are not intended to benefit any third parties.

     SECTION 9.18   INTENTIONALLY OMITTED.

     SECTION 9.19   LIMITATION ON LIABILITY.

     Notwithstanding anything to the contrary contained herein, after the
Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment of Leases and any Seller estoppel certificate (collectively, the "OTHER DOCUMENTS"), shall under no circumstances whatsoever exceed One Million Five Hundred Thousand Dollars ($1,500,000); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the "FLOOR AMOUNT"), in which event Seller's liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.

     SECTION 9.20   SURVIVAL.

     Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein shall survive the Closing.

     SECTION 9.21   SEVERABILITY.

     If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

     SECTION 9.22   NO WAIVER.

     Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

     SECTION 9.23   CONSTRUCTION.

     The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

     SECTION 9.24   SURVIVAL OF ARTICLE IX.

     The provisions of this Article IX shall survive the Closing.

     The parties hereto have executed this Agreement as of the date set forth next to each party's signature below, and effective as of the Effective Date as defined in the first paragraph of this Agreement.

Date of Execution:                       SELLER:

May 12, 2004                             GATEWAY HUEBNER OAKS, INC.

                                         By: /s/ Earl W. Buehner
                                            -----------------------------------
                                         Name: EARL W. BUEHNER
                                              ---------------------------------
                                         Its:  VICE PRESIDENT, ASST. SECRETARY
                                               & ASST. TREASURER
                                             ----------------------------------

                                         GATEWAY HILLSIDE, INC.


                                         By: /s/ Earl W. Buehner
                                            -----------------------------------
                                         Name: EARL W. BUEHNER
                                              ---------------------------------
                                         Its:  VICE PRESIDENT, ASST. SECRETARY
                                               & ASST. TREASURER
                                             ----------------------------------
Date of Execution:                       BUYER:

May 12, 2004                             INLAND REAL ESTATE ACQUISITIONS, INC.


                                         By: /s/ Mark Youngman
                                            -----------------------------------
                                         Name: MARK YOUNGMAN
                                              ---------------------------------
                                         Its:  VICE PRESIDENT
                                             ----------------------------------
                                         ESCROWEE:

                                         CHICAGO TITLE INSURANCE COMPANY

                                         By: /s/ Nancy Castro
                                            -----------------------------------
                                                Nancy Castro, Assistant
                                                Vice-President
                                         TITLE COMPANY:

                                         HERITAGE TITLE COMPANY


                                         By:
                                            -----------------------------------
                                         Name:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A           Real Property Description

Exhibit B           List of Tenant Leases

Exhibit C           Deed

Exhibit D           Bill of Sale

Exhibit E           Assignment of Leases, Service Contracts, Warranties and
                    Other Intangible Property

Exhibit F           Estoppel Certificate

Exhibit G           List of Service Contracts

Exhibit H           Intentionally Deleted

                                    SCHEDULES

Schedule 1          Disclosure Items

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT A

                                Legal Description


Lot 13, Block 1, New City Block 16841, HUEBNER OAKS COMMON UNIT 2, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9534, Page(s) 204-205, Deed and Plat Records of Bexar County, Texas, along with Easements, Covenants and Restrictions Agreements recorded in Volume 6849, Page 1193, amended in Volume 7104, Page 32, Real Property Records of Bexar County, Texas, and that certain Reciprocal Easement Agreement recorded in Volume 7032, Page 1332, Real Property Records of Bexar County, Texas.

                                   1 of 4

                                    EXHIBIT A

                                Legal Description


Lot 17, Block 1, New City Block 16841, HUEBNER OAKS COMMONS UNIT 1, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9536, Page(s) 79-80, Deed and Plat Records of Bexar County, Texas; along with Easements, Covenants and Restrictions Agreements recorded in Volume 6849, Page 1193, amended in Volume 7104, Page 32, Real Property Records of Bexar County, Texas, and that certain Reciprocal Easement Agreement recorded in Volume 7032, Page 1332, Real Property Records of Bexar County, Texas.

                                   2 of 4

                                    EXHIBIT A

                                Legal Description


Lot 18, Block 1, New City Block 16841, HUEBNER OAKS CENTER, PHASE II, according to plat thereof recorded in Volume 9540, Page 143, Deed and Plat Records of Bexar County, Texas, along with Easements, Covenants and Restrictions Agreements recorded in Volume 6849, Page 1193, amended in Volume 7104, Page 32, Real Property Records of Bexar County, Texas, and that certain Reciprocal Easement Agreement recorded in Volume 7032, Page 1332, Real Property Records of Bexar County, Texas.

                                   3 of 4

                                    EXHIBIT A

                                Legal Description

TRACT I:

A 14.20 acre tract of land being the remaining portion of Lot 15, Block 1, New City Block 16841, HUEBNER OAKS COMMONS, UNIT 1, as recorded in Volume 9536, Page(s) 79 and 80, of the Deed and Plat Records of Bexar County, Texas, out of the B.B.B. and C. R.R. Survey No. 400, Abstract 99, County Block 4767 and the B. Montalbo Survey No. 345, Abstract 493, County Block 4768, situated within the City of San Antonio, Bexar County, Texas, along with Easements, Covenants and Restrictions Agreements recorded in Volume 6849, Page 1193, amended in Volume 7104, Page 32, Real Property Records of Bexar County, Texas, and that certain Reciprocal Easement Agreement recorded in Volume 7032, Page 1332, Real Property Records of Bexar County, Texas.

TRACT II:

Lot 16, Block 1, New City Block 16841, HUEBNER OAKS COMMONS UNIT 1, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9536, Page(s) 79-80, Deed and Plat Records of Bexar County, Texas; along with Easements, Covenants and Restrictions Agreements recorded in Volume 6849, Page 1193, amended in Volume 7104, Page 32, Real Property Records of Bexar County, Texas, and that certain Reciprocal Easement Agreement recorded in Volume 7032, Page 1332, Real Property Records of Bexar County, Texas.

                                   4 of 4

                                    EXHIBIT B

                              LIST OF TENANT LEASES

RREEF MANAGEMENT                          Property Name: HUEBNER OAKS CENTER
RENT ROLL   As of 04/30/04               Property Address: 11745 WEST INTERSTATE
                                         HIGHWAY #10 SUITE 700, SAN ANTONIO,
                                         TX 78230

                                                                                 MONTHLY/    MONTHLY/  RENT INCREASES
                                     SQUARE   TENANTS    SPACE       SPACE        ANNUAL      ANNUAL   ----------------  SECURITY
FLOOR UNIT/SUITE   TENANT NAME       FOOTAGE     %       START        END          RENT      RENT/PSF  MONTHLY RENT/PSF  DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
HUEBNER OAKS-CUSTODIAL - 33.662098
BUILDING TOTAL                             0   100.00%                                 0.00
           OCCUPIED SQUARE FEET            0
           AVAILABLE SQUARE FEET           0

HUEBNER OAKS CENTER - HILLSIDE - 33.662002
 1   200   MNC RESTAURANT
           PROPERTIES, LP              8,036     6.71%  6/15/1997   6/30/2007  $   8,333.33  $   1.04    7/1/2004 $ 1.09
                                                                               $  99,999.96  $  12.44

     301   VERIZON WIRELESS            1,803     1.50%  10/7/2002  10/31/2007  $   3,756.25  $   2.08   11/1/2004 $ 2.17
                                                                               $  45,075.00  $  25.00

     302   DESIGN CMAL RETAIL STORE    3,914     3.27%   1/1/2004  12/31/2008  $   7,501.83  $   1.92    1/1/2007 $ 2.08
                                                                               $  90,022.00  $  23.00

     303   ACECOM INC                  1,000     0.83%  7/13/2004   7/12/2009                           7/13/2004 $ 2.50 $ 3,058.00

     304   BARBEQUES GALORE, INC.      4,498     3.75% 11/14/1996  11/30/2008  $  10,345.40  $   2.30
                                                                               $ 124,144.80  $  27.60

    305B   RUBEN SANTOSCOY             3,917     3.27%  4/11/2003   4/10/2008  $   4,896.25  $   1.25                    $ 4,896.25
                                                                               $  58,755.00  $  15.00

     306   TAJ VENTURES, LTD           1,663     1.39%  3/23/2004   3/22/2009  $   3,326.00  $   2.00   3/23/2007 $ 2.08 $ 4,456.84
                                                                               $  39,912.00  $  24.00

     307   GENERAL NUTRITION
           CORPORATION                 1,155     0.96%  10/4/1998  10/31/2008  $   2,406.25  $   2.08
                                                                               $  28,875.00  $  25.00

     308   SPORT CLIPS                 1,057     0.88%   9/9/1998   9/30/2008  $   2,202.08  $   2.08   10/1/2004 $ 2.17 $ 2,202.08
                                                                               $  26,425.00  $  25.00   10/1/2005 $ 2.25
                                                                                                        10/1/2006 $ 2.33

     309   AAA TEXAS, INC.             3,682     3.07%  12/1/2000  11/30/2005  $   6,443.50  $   1.75
                                                                               $  77,322.00  $  21.00

     310   LOW CARB LIFESTYLE, LLC     2,083     1.74%   5/4/2004    5/3/2009                            5/4/2004 $ 1.33 $ 4,161.86
                                                                                                         5/4/2006 $ 1.46

     311   GOLDEN WOK                  2,500     2.09%  3/19/2003   3/18/2008  $   4,375.00  $   1.75   3/19/2006 $ 1.79 $ 5,069.00
                                                                               $  52,500.00  $  21.00

                                                                                 MONTHLY/    MONTHLY/   RENT INCREASES
                                     SQUARE   TENANTS    SPACE       SPACE        ANNUAL      ANNUAL    --------------   SECURITY
FLOOR UNIT/SUITE   TENANT NAME       FOOTAGE     %       START        END          RENT      RENT/PSF  MONTHLY RENT/PSF  DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------

     418   CALIFORNIA COCINAS, LTD.    4,301     3.59% 10/13/1998  10/31/2008  $   9,892.30  $   2.30
                                                                               $ 118,707.60  $  27.60

     501   THE GAP INC.                8,500     7.09%  9/25/1998   9/30/2008  $  15,043.58  $   1.77
                                                                               $ 180,522.96  $  21.24

     511   BATH & BODY WORKS, INC.     2,500     2.09%  9/28/1998   9/30/2008  $   4,895.83  $   1.96
                                                                               $  58,750.00  $  23.50

     515   THE GYMBOREE RETL
           STORES INC.                 1,925     1.61%  9/28/1998   1/31/2009  $   3,850.00  $   2.00
                                                                               $  46,200.00  $  24.00
     519   vacant                      1,000     0.83%

     523   CHICO'S FAS, INC.           2,060     1.72%  8/21/1998   1/31/2009  $   4,120.00  $   2.00    9/1/2005 $ 2.25
                                                                               $  49,440.00  $  24.00

     527   STARBUCKS COFFEE COMPANY    1,690     1.41%  10/8/1998  10/31/2008  $   3,239.17  $   1.92
                                                                               $  38,870.04  $  23.00

     601   THE TALBOTS, INC.           6,314     5.27%  10/9/1998   1/31/2011  $  13,680.00  $   2.17   11/1/2007 $ 2.33
                                                                               $ 164,160.00  $  26.00

     607   EDDIE BAUER                 6,384     5.33%  9/13/1998   1/31/2009  $  16,140.88  $   2.53
                                                                               $ 193,690.56  $  30.34

     611   ANN TAYLOR, INC.            4,500     3.75%  9/30/1998   1/31/2009  $  10,931.25  $   2.43
                                                                               $ 131,175.00  $  29.15

     615   THE GAP INC.                5,964     4.98%  10/1/1998   9/30/2008  $   9,566.70  $   1.60
                                                                               $ 114,800.40  $  19.25

     619   LIMITED BRANDS              4,500     3.75%   9/2/1998   9/30/2008  $   7,875.00  $   1.75
                                                                               $  94,500.00  $  21.00

     623   ABERCROMBIE & FITCH, INC.   6,766     5.65% 11/21/1998  11/30/2008  $  11,276.67  $   1.67
                                                                               $ 135,320.04  $  20.00

     627   THE BOMBAY COMPANY, INC.    4,500     3.75%  12/6/1999   12/5/2009  $  10,125.00  $   2.25   12/6/2006 $ 2.42
                                                                               $ 121,500.00  $  27.00

     701   AMERICAN EAGLE OUTFITTERS   5,800     4.84%  8/21/2003   1/31/2014  $  14,016.67  $   2.42   8/21/2005 $ 2.67
                                                                               $ 168,200.00  $  29.00   8/21/2008 $ 2.75
     705   vacant                      2,196     1.83%

                                                                                 MONTHLY/    MONTHLY/   RENT INCREASES
                                     SQUARE   TENANTS    SPACE       SPACE        ANNUAL      ANNUAL    --------------   SECURITY
FLOOR UNIT/SUITE   TENANT NAME       FOOTAGE     %       START        END          RENT      RENT/PSF  MONTHLY RENT/PSF  DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
     711   CHARMING SHOPPES, INC.      4,500     3.75%  10/1/1998  9/30/2008  $    7,875.00  $   1.75
                                                                              $   94,500.00  $  21.00

     719   EVENSON CARD SHOPS, INC.    6,416     5.35% 10/10/1998 10/31/2008  $   10,880.47  $   1.70
                                                                              $  130,565.60  $  20.35

     722   YANKEE CANDLE               2,028     1.69%  2/24/2000  2/28/2005  $    4,563.00  $   2.25
                                                                              $   54,756.00  $  27.00

     723   RUSSELL HOWELL              1,498     1.25%   7/5/1999  6/30/2004  $    2,992.00  $   2.00                    $ 2,992.00
                                                                              $   35,904.00  $  23.97

     727   CLAIRE'S BOUTIQUES, INC.    1,200     1.00%  8/14/1998  8/31/2008  $    2,800.00  $   2.33
                                                                              $   33,600.00  $  28.00

BUILDING TOTAL                       119,850   100.00%                         2,608,192.96
           OCCUPIED SQUARE FEET      116,654    97.33%
           AVAILABLE SQUARE FEET       3,196     2.67%
-----------------------------------------------------------------------------------------------------------------------------------
HUEBNER OAKS CENTER - HUEBNER - 33.662001

 1   101   LA MADELEINE, INC.          4,200     2.52%  3/14/1997  3/31/2007  $    7,175.00  $   1.71
                                                                              $   86,100.00  $  20.50
     103   vacant                      1,001     0.60%
     105   BEN ADAMS PRECIOUS
           JEWELS, INC                 2,233     1.34% 11/24/1999 11/23/2009  $    4,652.08  $   2.08  11/24/2006 $ 2.33 $ 5,950.25
                                                                              $   55,824.96  $  25.00

     110   BORDERS BOOKS AND MUSIC    27,500    16.48%  3/30/1997  3/31/2017  $   34,305.83  $   1.25    4/1/2007 $ 1.35
           *Annual rent includes $86,344.92 in TI amortization recognized as base
           rent income and is paid through their term (3/31/07).             *$  411,669.96  $  14.97    4/1/2012 $ 1.45

     115   NORTH STAR CREAMERY, LLC    1,542     0.92% 12/17/1997 12/31/2005  $    3,084.00  $   2.00                    $ 3,084.00
                                                                              $   37,008.00  $  24.00

     118   MOON MIPPY, INC.              930     0.56%   4/2/2003   4/1/2007  $    2,170.00  $   2.33    4/2/2005 $ 2.47 $ 2,300.00
                                                                              $   26,040.00  $  28.00

     120   EB GAME WORLD               1,160     0.70%  8/13/2001  8/12/2006  $    2,706.67  $   2.33   8/13/2004 $ 2.42
                                                                              $   32,480.04  $  28.00

     122   FRANKLY FAKE COPY JEWELS      854     0.51%   2/1/2003  1/31/2008  $    1,992.67  $   2.33    2/1/2005 $ 2.52 $ 2,682.33
                                                                              $   23,912.00  $  28.00

                                                                                 MONTHLY/    MONTHLY/   RENT INCREASES
                                     SQUARE   TENANTS    SPACE       SPACE        ANNUAL      ANNUAL    --------------   SECURITY
FLOOR UNIT/SUITE   TENANT NAME       FOOTAGE     %       START        END          RENT      RENT/PSF  MONTHLY RENT/PSF  DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
     125   SHOES 4 KIDS, LTD.          1,000     0.60%  2/23/2002   2/22/2007  $   2,208.34  $   2.21                    $ 3,000.00
                                                                               $  26,500.08  $  26.50

     130   ALL ASHORE SPORTSWEAR       1,264     0.76%  7/11/1997   7/31/2007  $   2,317.34  $   1.83    8/1/2005 $ 2.00 $ 4,002.66
                                                                               $  27,808.08  $  22.00

     140   CLUB HUMIDOR                2,254     1.35%  6/16/1997   6/30/2007  $   4,508.00  $   2.00                    $ 3,944.50
                                                                               $  54,096.00  $  24.00

     300   ROMANO'S MACARONI GRILL     7,900     4.73%  8/30/1997   8/31/2012  $   8,916.67  $   1.13    9/1/2007 $ 1.24
                                                                               $ 107,000.04  $  13.54
     400   vacant                      2,202     1.32%

     401   CHIPOTLE MEXICAN GRILL,
           INC                         2,556     1.53%  3/30/2004   3/29/2014  $   5,751.00  $   2.25   3/30/2009 $ 2.48
                                                                               $  69,012.00  $  27.00

     403   GGNA HOLDINGS, LLC          3,681     2.21%  9/12/1997   9/30/2007  $   6,441.75  $   1.75                    $ 5,828.25
                                                                               $  77,301.00  $  21.00

     406   SAN ANTONIO KLAYWERKS, INC. 1,824     1.09%   9/6/1997   9/30/2007  $   3,268.00  $   1.79   10/1/2005 $ 1.88
                                                                               $  39,216.00  $  21.50

     410   PIER 1 IMPORTS (U.S.), INC. 8,990     5.39%  2/17/1997   2/28/2007  $  15,178.12  $   1.69
                                                                               $ 182,137.44  $  20.26

     730   ROSS STORES, INC.          28,200    16.90%  4/21/1997   1/31/2008  $  22,325.00  $   0.79
                                                                               $ 267,900.00  $   9.50

     740   THE GAP INC.               14,000     8.39%  3/26/1997   3/31/2007  $  16,333.33  $   1.17
                                                                               $ 195,999.96  $  14.00

     750   BED BATH & BEYOND, INC.    35,009    20.98%  3/26/1997   1/31/2008  $  30,982.96  $   0.89    4/1/2007 $ 0.97
                                                                               $ 371,795.52  $  10.62

     755   THE MEN'S WEARHOUSE, INC.   4,500     2.70%  10/1/1997   2/28/2008  $   7,335.00  $   1.63   10/1/2007 $ 1.71
                                                                               $  88,020.00  $  19.56
     760   CINGULAR WIRELESS, INC.     2,502     1.50%   7/1/1997   6/30/2007  $   4,587.00  $   1.83    7/1/2004 $ 2.00
                                                                               $  55,044.00  $  22.00

     770   PEARLE VISION CENTER, INC.  2,721     1.63%   7/7/1997   7/31/2007  $   5,668.75  $   2.08
                                                                               $  68,025.00  $  25.00

     775   ORECK HOMECARE              1,103     0.66% 10/18/1997  10/31/2007  $   2,022.17  $   1.83   11/1/2005 $ 2.04 $ 1,838.33
                                                                               $  24,266.04  $  22.00

                                                                                 MONTHLY/    MONTHLY/   RENT INCREASES
                                     SQUARE   TENANTS    SPACE       SPACE        ANNUAL      ANNUAL    --------------   SECURITY
FLOOR UNIT/SUITE   TENANT NAME       FOOTAGE     %       START        END          RENT      RENT/PSF  MONTHLY RENT/PSF  DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
     785   KINKO'S, INC.               4,760     2.85%   1/9/1998   2/28/2006 $    7,687.40  $   1.52
                                                                              $   92,248.80  $  19.38

     790   THE MATTRESS FIRM           2,942     1.76%   6/1/1997   5/31/2005 $    5,393.67  $   1.83                    $ 4,387.50
                                                                              $   64,724.00  $  22.00

    DT01   COMPASS BANK                   60     0.04%   8/1/2002   7/31/2005 $    1,666.67  $  27.78
                                                                              $   20,000.04  $ 333.33

BUILDING TOTAL                       166,888   100.00%                         2,504,128.96
           OCCUPIED SQUARE FEET      163,685    98.08%
           AVAILABLE SQUARE FEET       3,203     1.92%
-----------------------------------------------------------------------------------------------------------------------------------
HUEBNER OAKS-CUSTODIAL - 33.662098

BUILDING TOTAL                             0   100.00%                                 0.00
           OCCUPIED SQUARE FEET            0
           AVAILABLE SQUARE FEET           0

PROPERTY TOTAL                       286,738   100.00%                         5,112,321.92
           OCCUPIED SQUARE FEET      280,339    97.77%
           AVAILABLE SQUARE FEET       6,399     2.23%

                                    EXHIBIT C

     DEED (FORM SUBJECT TO BUYER'S REASONABLY APPROVAL PRIOR TO MAY 19, 2004)


                              SPECIAL WARRANTY DEED

 THE STATE OF TEXAS           )
                              )     KNOW ALL MEN BY THESE PRESENTS:
 COUNTY OF_________________   )

 That_______________________________________("GRANTOR") of the County
 of____________________________________ and State of_________________for and in
 consideration of the sum of Ten and no/100 ($10.00) Dollars and other valuable consideration to the undersigned paid by the grantee herein named, the receipt of which is hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these present does GRANT, SELL AND CONVEY unto ______________________________________________ ("GRANTEE"), all of the
 following described real property in______________County, Texas, to-wit:

              SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

         TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, its heirs and assigns forever; and does hereby bind its heirs, executors and administrators to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, its heirs and assigns, against every person whomsoever lawfully claiming or to claim the same by, through or under Grantee, subject to the Permitted Exceptions on Exhibit B attached hereto and made a part hereof.

         Executed this_________day of________________, A.D. 2004.


                                             GRANTOR:


Mailing address of Grantee:


Name:
Address

                                 ACKNOWLEDGMENT

STATE OF  _____________ )
                        ) SS
COUNTY OF _____________ )


     I, ______________________, a Notary Public in and for said County in the State aforesaid, DO HEREBY CERTIFY that ______________, authorized representative of _______________________________________ who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such authorized representative, appeared before me this day in person and acknowledged that he, being duly authorized, signed, sealed and delivered the said instrument as his free and voluntary act, and as the free and voluntary acts of said_____________________________, for the uses and purposes therein set forth.

     GIVEN under my hand and Notarial Seal this_____day of ________, 2004.


     ___________________________________
                                   Notary Public, State of ____________
                                   Notary's name (printed):____________


                                   My commission expires:

     ___________________________________

                                    EXHIBIT D

                                  BILL OF SALE

     This Bill of Sale (the "BILL OF SALE") is made and entered into MONTHOFCLOSING, YEAROFCLOSING, by and between SELLERNAME, SELLERENTITY ("ASSIGNOR"), and ASSIGNEENAME, ASSIGNEEENTITY ("ASSIGNEE").

     In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, all items of Tangible Personal Property (as defined in the Agreement referred to below), if any, owned by Assignor and situated upon and used exclusively in connection with the Real Property (as defined in the Agreement) and more particularly described on EXHIBIT A attached hereto and made a part hereof for all purposes, including, without limitation, the Tangible Personal Property identified in EXHIBIT B, if any, attached hereto and made a part hereof for all purposes (the "PERSONAL PROPERTY").

     This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions act forth on EXHIBIT C, if any, attached hereto and made a part hereof for all purposes.

     Assignee acknowledges and agrees that, except as expressly provided in, and subject to the limitations contained in, that certain Agreement of Purchase and Sale dated CONTRACTDATE, by and between Assignor and BUYERNAME (as amended, the "AGREEMENT"), Assignor has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or conditions of the Personal Property, (b) the income to be derived from the Personal Property, (c) the suitability of the Personal Property for any and all activities and uses which Assignee may conduct thereon, (d) the compliance of or by the Personal Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the quality, habitability, merchantability or fitness for a particular purpose of any of the Personal Property, or (f) any other matter with respect to the Personal Property. Assignee further acknowledges and agrees that, having been given the opportunity to inspect the Personal Property, Assignee is relying solely on its own investigation of the Personal Property and not on any information provided or to be provided by Assignor, except as specifically provided in the Agreement. Assignee further acknowledges and agrees that any information provided or to be provided with respect to the Personal Property was obtained from a variety of sources and that Assignor has not made any independent investigation or verification of such information. Assignee further acknowledges and agrees that the sale of the Personal Property as provided for herein is made on an "as is, where is" condition and basis "with all faults," except as specifically provided in, and subject to the limitations contained in, the Agreement.

     The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties (as defined in the Agreement).

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

                                    ASSIGNOR:

                                    SELLERNAME, SELLERENTITY

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Its:   Investment Manager

                                    ASSIGNEE:

                                    ASSIGNEENAME, ASSIGNEEENTITY

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Its:
                                         ------------------------------

                                    EXHIBIT E

                    ASSIGNMENT OF LEASES, SERVICE CONTRACTS,
                    WARRANTIES AND OTHER INTANGIBLE PROPERTY

     This Assignment of Leases, Service Contracts, Warranties and Other Intangible Property (this "ASSIGNMENT") is made and entered into MONTHOFCLOSING, YEAROFCLOSING, by and between SELLERNAME, SELLERENTITY ("ASSIGNOR"), ASSIGNEENAME, ASSIGNEEENTITY ("ASSIGNEE").

     For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in and to the following (collectively, the "ASSIGNED ITEMS"): (i) those certain leases (the "LEASES") listed on EXHIBIT A attached hereto and made a part hereof for all purposes except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof in accordance with the Agreement (as defined below), (ii) those certain service contracts, equipment leases, tenant improvement agreements and leasing agreements (the "SERVICE CONTRACTS") listed on EXHIBIT B, if any, attached hereto and made a part hereof for all purposes, and (iii) those certain warranties held by Assignor (the "WARRANTIES") listed on EXHIBIT C, if any, attached hereto and made a part hereof for all purposes, and
(iv) all zoning, use, occupancy and operating permits, and other permits, licenses, approvals and certificates, maps, plans, specifications, and all other Intangible Personal Property (as defined in the Agreement) owned by Assignor and used exclusively in the use or operation of the Real Property and Personal Property (each as defined in the Agreement), including, without limitation, any right of Assignor to use the name "PROJECTNAME" and any other trade name owned by Assignor now used exclusively in connection with the Real Property and any utility contracts or other agreements or rights relating to the use and operation of the Real Property and Personal Property but excluding the names "RREEF" and any derivatives thereof and "_________" (collectively, the "OTHER INTANGIBLE PROPERTY").

     This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on EXHIBIT D, if any, attached hereto and made a part hereof for all purposes.

     ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF CONTRACTDATE, BY AND BETWEEN ASSIGNOR AND BUYERNAME (AS AMENDED, THE "AGREEMENT"), THE ASSIGNED ITEMS ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE

ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.

     Except as otherwise expressly provided in Article VII of the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the Closing Date (as defined in the Agreement) by (a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, and (b) the owner under the Service Contracts, the Warranties and/or the Other Intangible Property. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and disbursements) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Assignee hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, from and after the Closing Date. Except as otherwise expressly provided in Article VII and subject to the provisions of Sections 3.2 and 9.19 of the Agreement (which provisions are not modified in any way by the following indemnity), Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, court costs and reasonable attorneys' fees and disbursements) (collectively, "CLAIMS") arising out of or relating to, directly or indirectly, in whole or in part, the Leases or Service Contracts prior to the Closing Date; provided, however, that the foregoing indemnity shall not apply to any Claims relating in any way to the physical, environmental or other condition of the Property (as defined in the Agreement) or the compliance or non-compliance of the Property with any legal requirements; and provided further that the foregoing indemnity shall apply solely to Claims first raised after the Closing Date and shall survive only for a period of six (6) months after the Closing Date. Any such Claim which Assignee may have at any time against Assignor, whether known or unknown, which is not specifically asserted by written notice to Assignor within such six (6) month period shall not be valid or effective, and neither Assignor nor any Seller Related Parties (as defined in the Agreement) shall have any liability with respect thereto.

     The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

     All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.


                                    ASSIGNOR:

                                    SELLERNAME, SELLERENTITY

                                    By:
                                       ------------------------------
                                    Name:
                                         ------------------------------
                                    Its:   Investment Manager

                                    ASSIGNEE:

                                    ASSIGNEENAME, ASSIGNEEENTITY

                                    By:
                                       ------------------------------
                                    Name:
                                         ------------------------------
                                    Its:
                                         ------------------------------

                                    EXHIBIT F

                                 TENANT ESTOPPEL

To:

Inland Real Estate Acquisitions, Inc., and
Inland Western San Antonio Huebner Oaks Limited Partnership and its lenders, successors and assigns ("Purchaser'")
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Sharon Anderson-Cox

Re: Lease Agreement dated and amended ("Lease"), between as "Landlord", and _, as "Tenant", guaranteed by ("Guarantor") for leased premises known as (the "Premises") of the property commonly known as (the "Property").


1. Tenant hereby certifies that the following representations with respect to the Lease are accurate and complete as of the date hereof.

     a.    Dates of all amendments, letter
           agreements, modifications and
           waivers
           related to the Lease

     b.    Commencement Date

     c.    Expiration Date

     d.    Current Annual Base Rent

                                              Adjustment Date    Rental Amount
                                              ---------------    -------------

     e.    Fixed or CPI Rent Increases        ______________     _____________

     f.    Square Footage of Premises

     g.    Security Deposit Paid to Landlord

     h.    Renewal Options                    ___Additional Terms for
                                              ____years at $_________ per year

     i.    Termination Options                Termination Date __________
                                              Fees Payable_______________

2.   Tenant further certifies to Purchaser that:

     a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

                                       F-l

     b. the Lease has not been assigned and the Premises have not been sublet by Tenant;

     c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

     d. Tenant is open for business or is operating its business at the Premises;

     e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

     f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;

     g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

     h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

     i. Except as provided in the Lease, Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (and except as stated in paragraph 1(i));

     j. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

     k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

     l. no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the property by Tenant;

     m. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

     n. Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

     o. the Lease does not give the Tenant any operating exclusives for the Property except as provided in [Exhibit__________________________or Section________] of the Lease; and

     p.    Rent has been paid through______, 2004.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer's lender or its successors and assigns. In the event that a lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                    [TENANT]


                                    By:
                                        -----------------------------
                                    Its:
                                        -----------------------------
                                    Date:__________________, 2004

                         GUARANTOR ESTOPPEL CERTIFICATE

Date:____________,2004

To:

Inland Real Estate Acquisitions, Inc., and
Inland Western San Antonio Huebner Oaks Limited Partnership and its lenders, successors and assigns ("Purchaser")
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Sharon Anderson-Cox

Re: Guaranty Agreement dated ("Guaranty of Lease") pertaining to that certain lease dated between as Landlord and as Tenant for leased premises known as (the "Premises") located at the property commonly known as (the "Property").

1. Guarantor certifies to Lender and Purchaser that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and a lender is about to provide Landlord with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Purchaser and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

3. The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

                                                    [GUARANTOR]


                                                    By:
                                                       -----------------------

                                    EXHIBIT G

                            LIST OF SERVICE CONTRACTS


                                       G-l

                       Huebner Oaks Service Contract List

NAME OF VENDOR                    AGREEMENT DATE       EXPIRATION DATE                  TYPE OF SERVICE
-------------------------------------------------------------------------------------------------------------------------------
2 Guys Enterprises                March 11, 2003       March 10, 2004        Pressure Washing                         As Needed
ADT Security                      November 15, 2003    November 14, 2004     Fire Alarm Monitoring                    As Needed
Aetna Sign Group                  April 14, 2003       April 13, 2004        Blade sign installation & maintenance    As Needed
Alamo Lot Maintenance             October 20, 2003     October 19, 2004      Parking Lot Sweeping                     Weekly
American Roofing & Metal Co.      November 1, 2003     October 31, 2004      Roof Repair                              As Needed
Bexar Electric Company            October 20, 2003     October 19, 2004      Electrical Repairs                       As Needed
BFI Waste Systems                 October 20, 2003     October 19, 2004      Dumpster Service                         Daily
C2M Construction                  November 1, 2003     October 31, 2004      Construction                             As Needed
Coolsun Awnings, Inc.             June 15, 2003        June 14, 2004         Repair & Replace Awnings                 As Needed
FA McComas                        April 10, 2002       April 9, 2003         Painting                                 As Needed
Gem Sign Services, Inc.           November 1, 2003     October 31, 2004      Sign Repair                              As Needed
Greenspace                        September 8, 1999    September 7, 2000     Holiday decor installation               As Needed
Hill Country Landscaping          October 9, 2003      October 8, 2003       Porter Service, Landscaping              Weekly
Holt Mechanical                   March 5, 2003        March 4, 2004         HVAC repair/inspection                   As Needed
Lender Protective Services        November 1, 2003     October 31, 2004      Security                                 Weekly
March Construction                October 6, 2003      October 5, 2004       Construction                             As Needed
Munters                           March 5, 2003        March 4, 2004         Water extraction                         As Needed
River Oaks Pools                  October 20, 2003     October 19, 2004      Pool/Spa Service                         Weekly
Simplex Grinnell                  March 15, 1999       March 14, 2000        Fire Protection Inspection/Backflow      As Needed
Tex-Door                          April 21, 2000       April 20, 2001        Overhead Door repair                     As Needed
Tri Country                       March 5, 2003        30 days notice        Environmental testing                    As Needed
Walton Signs                      January 23, 2004     January 22, 2005      Signs                                    As Needed

RREEF Agreements are issued stating an initial term and from year to year thereafter, but may be canceled with a 30 day notice from either party.

                                    EXHIBIT H

                              INTENTIONALLY DELETED

                                   SCHEDULE I

                                DISCLOSURE ITEMS

 Notice of noncompliance with ADA regarding an accessible parking space and ramp near building D which Seller shall correct.

                                       I-1